UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 29, 2010
(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-34192	94-2896096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)(I.R.S. Employer Identification No.)	(IRS Employer Identification No.)

120 SAN GABRIEL DRIVE
SUNNYVALE, CALIFORNIA	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-7600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Final Court Approval of Securities Class Action Settlement.

On September 27, 2010, a previously scheduled hearing was held before Judge James Ware of the United States District Court for the Northern District of California in the case captioned In Re MAXIM INTEGRATED PRODUCTS, INC., SECURITIES LITIGATION, Case No. C-08-00832-JW (the "Securities Class Action") for final approval of the previously disclosed settlement between Maxim and Lead Plaintiffs in the Securities Class Action. A Final Order and Judgment approving the Securities Class Action settlement was issued by Judge Ware on September 29, 2010. As previously described in Maxim's Quarterly Report on Form 10-Q filed on May 5, 2010 and Annual Report on Form 10-K filed on August 19, 2010, pursuant to the Securities Class Action settlement, all claims of the members of the settlement class against all defendants have been dismissed with prejudice in exchange for the payment of $173 million in cash by Maxim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Senior Vice President and Cheif Financial Officer

Date: October 4, 2010